Incorporated Under the Laws of the
State of Delaware

Number                                                                                                                                                                                                                                                                                                                                                                                                                                                             Shares

Common Stock                                                                                                                                                                                                                       Growblox Sciences, Inc.                                                                                                                                                           250,000,000 Authorized Shar

Cusip 399847 10 2                                                                                                                                                                                                                                                                                                                                                                                                                                  par value $.0001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of Growblox Sciences, Inc. Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Secretary                                                                                                                                                                                                                                                SEAL                                                                                                                                                                                    Chief Executive Officer